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                                    EXHIBIT B


                             JOINT FILING AGREEMENT


               The undersigned hereby agrees that the statement on Schedule 13G with respect to the shares of Common Stock of Microvision, Inc. dated February 1, 2000, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.


Date:   February 10, 2000              CAPITAL VENTURES INTERNATIONAL


                                    By: Heights Capital Management, pursuant to
                                    a Limited Power of Attorney, a copy of which
                                    is filed as Exhibit A to the Schedule 13G


                                     By:      /s/ Michael Spolan
                                              -------------------------------
                                              Michael Spolan, General Counsel
                                              and Secretary




Date:    February 10, 2000           HEIGHTS CAPITAL MANAGEMENT, INC.



                                      By:     /s/ Michael Spolan
                                              -------------------------------
                                              Michael Spolan, General Counsel
                                              and Secretary